Exhibit (10) (i) 63


This PARTICIPATION AGREEMENT, dated as of June 1, 1977, between the New York
         State Energy Research and Development Authority, a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York (the "Authority") and Central Hudson Gas & Electric Corporation, a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Corporation"),

                              W I T N E S S E T H:

         WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established, as a body corporate and politic, constituting a public benefit corporation; and

         WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the incorporation of features in power plants and the construction of associated facilities to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

         WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient moneys for achieving its corporate purposes; and

         WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

         WHEREAS, the Corporation is a public utility corporation doing business in the State of New York and operates power plants in the State of New York; and

         WHEREAS, the Legislature of the State of New York has determined that, because interest costs incurred by public utilities are reflected in the rates paid by the customers of such utilities and because governmental action has mandated the installation of pollution control facilities, it is in the public interest to enable utilities to obtain the lowest possible interest rate on bonds sold to provide pollution control facilities; and

         WHEREAS, the Corporation has requested that the Authority participate in financing the acquisition, construction and installation of pollution control facilities, and other facilities required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics at certain of its power plants and, as part of such participation, that the Authority issue bonds pursuant to the Act to provide funds to finance
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such facilities in an aggregate principal amount not exceeding the cost of such facilities and the expenses incurred in connection with the authorization, issuance and sale of such bonds; and

         WHEREAS, the Authority proposes to issue its Pollution Control Revenue Bonds (Central Hudson Gas & Electric Corporation Projects), in series from time to time, for the purpose of defraying the cost of such facilities, all such bonds to be issued under and secured by a Bond Resolution adopted by the Authority on May 26, 1977 (the "Resolution"); and

         WHEREAS, the Authority proposes to issue an initial series of such bonds in the principal amount of $4,500,000, designated Pollution Control Revenue Bonds (Central Hudson Gas & Electric Corporation Projects), Series A, in order to reimburse the Corporation for its costs for the construction of certain pollution control and other facilities in certain power plants operated by the Corporation;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties as follows:

                                    ARTICLE I

       Definitions; Effective Date and Duration of Participation Agreement

         SECTION 1.01. Definitions. The terms used in this Participation Agreement which are defined in Section 1.01 of the Resolution shall have the meanings, respectively, herein, which such terms are given in said Section 1.01 of the Resolution.

         SECTION 1.02. Effective date of Participation Agreement; duration of Participation Agreement. This Participation Agreement shall become effective upon its execution and delivery, and shall continue in full force and effect until the principal of and premium, if any, and interest on the First Mortgage Bonds (as hereinafter described) and Bonds have been fully paid (or provision for their payment has been made in accordance with the provisions of the Resolution) and all sums to which the Authority or the Trustee are entitled hereunder have been fully paid.

                                   ARTICLE II

                                 Representations

         SECTION 2.01. Representations by the Authority. The Authority represents as follows:

         (a) The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;
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         (b) The Authority has full power and authority to execute and deliver this Participation Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder;

         (c) The Authority is not in default under any of the provisions of the laws of the State of New York which would affect its existence or its powers referred to in the preceding paragraph (b);

         (d) The Authority has determined that its participation in Project A, as contemplated by this Participation Agreement, is required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics;

         (e) The Authority has duly authorized the execution and delivery of this Participation Agreement; and

         (f) The execution and delivery of this Participation Agreement and the consummation of the transactions herein contemplated will not violate any indenture, mortgage, loan agreement or other contract or instrument to which the Authority is a party or by which it is bound, or to the best of the Authority's knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Authority.

         SECTION 2.02 Representations and covenants by the Corporation. The Corporation represents and covenants as follows:

         (a) The Corporation is a corporation duly incorporated and in good standing under the laws of the State of New York, is duly qualified and authorized to engage in business as a public utility in the State of New York, has power to enter into, execute and deliver this Participation Agreement, the Supplemental Corporation Indenture and the Series A First Mortgage Bonds and by proper corporate action has duly authorized the execution and delivery of this Participation Agreement, the Supplemental Corporation Indenture and the Series A First Mortgage Bonds;

         (b) The execution and delivery of this Participation Agreement, the Supplemental Corporation Indenture and the Series A First Mortgage Bonds and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of or a default under the Corporation's Certificate of Incorporation, By-Laws or any indenture, mortgage, loan agreement or other contract or instrument to which the Corporation is a party or by which it is bound, or to the best of the Corporation's knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

         (c) The Project A Pollution Control Facilities are designed to facilitate
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                                        4

         compliance with applicable Federal, state and local requirements presently in effect for control of air and water pollution and are to be used to abate or control air and water pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, wastes or heat;

         (d) The issuance and delivery of the Series A First Mortgage Bonds in the manner and for the purposes herein set forth have been authorized by order of the Public Service Commission of the State of New York;

         (e) Construction of each of the Project A Pollution Control Facilities commenced prior to September 2, 1972. None of the Project A Pollution Control Facilities was first "placed in service," within the meaning of United States Treasury Regulation section 1.103-8(a) (5), prior to June 11, 1974; and

         (f) Project A has been constructed. The Cost of Construction of Project A is estimated by the Corporation to be not less than $4,500,000.

                                   ARTICLE III

                   Construction of Projects; Issuance of Bonds

         SECTION 3.01. Construction of Projects. 1. The Corporation has completed construction of Project A and will proceed with due diligence to complete construction of any Additional Project with all reasonable dispatch and in accordance with the plans and specifications therefor. Each Project shall belong to and be the property of the Corporation. In order to effectuate the purposes of this Participation Agreement, the Corporation, in its own name, will do or cause to be done all things requisite or proper for the construction of each Project and the fulfillment of the obligations of the Corporation under this Participation Agreement.

         2. Notwithstanding any other provisions of this Participation Agreement to the contrary, the Corporation shall not be required to complete the construction of any component of a Project if the Corporation shall determine in good faith that either:

         (a) the completion of such component is no longer necessary in order to achieve its intended purpose for any reason, including changes in law or regulations or technological developments or a change in the design or mode of operation of, or abandonment of operation of, the plant with which such component is associated; or

         (b) such component, if completed, will fail to achieve its intended purpose; or

         (c) the completion of construction of such component or the operation of such component would result in the incurrence of unreasonable expenses or liabilities by the Corporation which were not anticipated at the date of the execution and delivery
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                                        5

         of the Supplemental Participation Agreement relating to any Additional Project, and, in the opinion of an Authorized Corporation Representative (who shall be a licensed professional engineer), the plant with which such component is associated may be operated in compliance with applicable regulatory standards without the inclusion of such component.

         3. Whenever the Corporation shall make a determination referred to in subsection 2 above, the Corporation shall deliver to the Trustee and the Authority a certificate of an Authorized Corporation Representative setting forth such determination. Not less than 30 days prior to the delivery of such certificate the Corporation shall notify the Authority and the Trustee of its intention to make such determination and shall describe in reasonable detail the basis therefor.

         SECTION 3.02. Sale of Series A Bonds and deposit of proceeds; Additional Bonds; Liability under Bonds. 1. In order to provide funds for payment of the Cost of Construction of Project A, the Authority, as soon as practicable after the execution of this Participation Agreement, and concurrently with the issuance and delivery to the Trustee of the Series A First Mortgage Bonds as provided in Section 4.01, will issue, sell and deliver the Series A Bonds to the initial purchasers thereof, all pursuant to and as provided in the Purchase Contract for the Series A Bonds between the Authority and Kidder, Peabody & Co. Incorporated and White, Weld & C o. Incorporated, as Representatives, and will deposit the proceeds of such sale of the Series A bonds and a sum equal to the accrued interest, if any, paid by the initial purchasers of the Series A Bonds with the Trustee, in the separate account with respect to Project A in the Project Fund.

         2. So long as the Corporation shall not be in default hereunder and whenever the Corporation so requests, the Authority may, but shall not be obligated to, issue Additional Bonds in aggregate principal amounts specified from time to time by the corporation (i) to finance the Cost of Construction of any Additional Project, or (ii) to refund any Bonds, provided that the authority shall comply with the requirements of Article III of the Resolution, the Corporation shall comply with the requirements of Section 4.01 hereof and the Authority and the Corporation shall enter into a Supplemental Participation Agreement with respect to the issuance of such Additional Bonds. Each such Supplemental Participation Agreement shall contain such provisions as the Authority and the Corporation shall agree upon and, in the case of a Supplemental Participation Agreement with respect to the issuance of Additional bonds to finance the Cost of Construction of an Additional Project, shall contain (in one or more exhibits) a description of such Additional Project.

         3. The Bonds shall not be general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Resolution, and the Bonds shall be payable solely from the First Mortgage Bond Payments and any other funds held by the Trustee under the Resolution and available for such payment. The Bonds shall not be a debt of the State of New York and the State of New York shall not be liable thereon.
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         SECTION 3.03. Disbursements from Project Fund. 1. The Authority has, in the Resolution, authorized and directed the Trustee to make payments from the Project Fund, in accordance with Section 5.03 of the Resolution, to pay the Cost of Construction of each Project upon receipt from time to time of requisitions signed by an Authorized Corporation Representative, stating with respect to each payment to be made for such Project:

         (a) the separate account in the Project Fund to which such requisition relates;

         (b) the requisition number;

         (c) the component or components of such Project to which the disbursement relates or has been allocated and the nature of the disbursement;

         (d) the payee, which may be the corporation in the case of reimbursements for advances and payments made or costs incurred or work done by the Corporation;

         (e) the amount of such payment;

         (f) that the disbursement will be used to pay, or reimburse the Corporation for, a Cost of Construction of such Project and that it is a proper charge against the separate account for such Project in the Project Fund;

         (g) that none of the items for which the disbursement is requested has formed the basis for any disbursement theretofore made from the Project Fund;

         (h) that the disbursement will not be used in a manner that would result in a violation of any covenant contained in Sections 3.10 or 5.04; and

         (i) that no event of default as defined in the Corporation Indenture shall have occurred and be continuing and that no event which with the lapse of time alone would become such a default has occurred and is continuing.

         The Corporation will cause such requisitions to be submitted to the Trustee as may be necessary to effect payments out of the Project Fund in accordance with the provisions of the Resolution.

         Concurrently with the delivery by the Corporation of each requisition to the Trustee, the Corporation will deliver to the Authority a copy of such requisition and any attachments thereto. The Authority and the Trustee may rely as to the completeness and accuracy of all statements in such requisition and the Corporation will indemnify and save harmless the Authority and the Trustee from any liability incurred in connection with any requisition so delivered and the payment of funds in reliance thereon.

         2. Except for amounts retained by the Trustee at the written direction of an Authorized Corporation Representative for payment of items included in the Cost of
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                                        7

Construction of any Project but not then due and payable or the liability for payment of which is being contested or disputed by the Corporation, all moneys attributable to any single issue of Bonds remaining in the separate account for such Project in the Project Fund after the Completion Date with respect to such Project shall, at the written direction of an Authorized Corporation Representative, be paid (A) into the Bond Fund for application to (i) the redemption of the issue of Bonds used to finance such Project pursuant to the optional redemption, mandatory redemption or default provisions of the Resolution, (ii) payment of interest on the issue of Bonds used to finance such Project to the extent that the sum of (a) such interest payments and any prior interest payments on such Bonds pursuant to this clause (ii) and (b) the amount expended from the proceeds of any such single issue of Bonds on the Cost of Construction of Other Project Facilities (other than issuance expenses of such single issue of Bonds attributable thereto), is less than one-ninth of the amount of the proceeds expended from any such single issue of Bonds on the Cost of Construction of Pollution Control Facilities (other than issuance expenses of such single issue of Bonds attributable thereto), or (iii) the purchase of the issue of Bonds used to finance such Project, or any portion thereof, at a price or prices not in excess of the then current or first applicable optional redemption price (and, pending any such application under this clause (A), be invested in securities provided that such investment will not be in violation of the certifications and representations made to the Authority by the Corporation in Section 3.11) or (B) into any other separate account (established by the Authority pursuant to subsections 2 or 3 of Section 5.01 of the Resolution) in the Project Fund for application solely to the Cost of Construction of any Additional Project to be financed from such separate account. Any balance remaining of such retained amounts to the extent not disbursed in accordance with subsection 1 above, shall, at the written direction of an Authorized Corporation Representative, be similarly applied.

         SECTION 3.04. Revision of plans and specifications. The Corporation may revise the plans and specifications for a Project at any time and from time to time; provided, however that no such revision shall be made prior to the Completion Date with respect to such Project which would render the description of such Project inaccurate, except in accordance with the following procedure:

         (a) Prior to any such revision the Corporation shall deliver to the Trustee and the Authority (1) a certificate of an Authorized Corporation Representative, setting forth the text of the change in the description of such Project which would be necessary to accurately reflect the proposed revision in plans and specifications, and certifying that, notwithstanding such revision, such Project will still be designed to serve the purposes which would have been served by such Project in the absence of such revision, and (2) an unqualified opinion of counsel, who shall be satisfactory to the Trustee, experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions, that such revisions of such Project description and the expenditure of moneys from the Project Fund under the provisions of the Resolution to pay the Cost of Construction of such Project in accordance with the revised description of such Project will not impair the
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                                        8

         exemption of interest on any of the Bonds then outstanding from Federal income taxation.

         (b) Ten days after the receipt by the Authority and the Trustee of the certificate and opinion referred to in paragraph (a) above, such Project description shall be deemed amended to include such revision for all purposes of this Participation Agreement and the Resolution. Upon the request of either party or the Trustee, the Authority and the Corporation shall enter into an appropriate instrument reflecting such amendment.

         SECTION 3.05. Certification of completion of Projects. When a Project has been completed (except for components as to which the Corporation has delivered to the Trustee and the Authority pursuant to subsection 3 of Section
3.01 a certificate of an Authorized Corporation Representative to the effect that the Corporation has determined not to complete such components), the Corporation shall promptly deliver to the Trustee and the Authority a certificate of an Authorized Corporation Representative to the effect that, as of a specified date, such Project has been completed (except as aforesaid). Such certificate shall specify the components of such Project, if any, the completion of which has been excused and the date or dates of the certificate or certificates delivered pursuant to subsection 3 of Section 3.01 with respect to such components. The certificate delivered pursuant to this Section 3.05 shall also contain an appropriate direction to the Trustee with respect to any amount in the separate account relating to such Project in the Project Fund which is to be retained or thereupon disposed of as provided in subsection 2 of Section
3.03. The Trustee may rely as to the accuracy and completeness of all statements in such certificate.

         Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

         SECTION 3.06. Completion of Projects in event Project Fund inadequate. If the moneys in the separate account relating to a Project in the Project Fund created by the Resolution shall not be sufficient to pay the Cost of Construction of such Project in full (whether due to investment losses or otherwise), the Corporation shall, subject to the provisions of Section 3.01, complete such Project and pay (whether through financing or otherwise) all that portion of the Cost of Construction thereof in excess of the moneys available therefor in such separate account in the Project Fund. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay the Cost of Construction on any Project. If the Corporation shall pay any portion of the Cost of Construction of any Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Corporation pursuant to this Participation Agreement or the First Mortgage Bonds.
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         SECTION 3.07 Ownership and Possession of Projects. Issuance of the
Bonds will not vest in the holders thereof, the Trustee or any other person, ownership, or the right to possession, of the Project related thereto.

         SECTION 3.08 Operation, maintenance and repair. The Authority and the Corporation recognize that the Projects constitute integrated portions of the power plants of the Corporation and that it is not feasible to administer the Projects separately from such plants. The Corporation shall operate the Projects (with such changes, improvements or additions as the Corporation may deem desirable) as part of such plants for the joint useful lives of the Projects and such plants, and shall maintain and repair the Projects in conformity with the Corporation's normal maintenance and repair programs for such plants; provided that the Corporation shall have no obligation to operate, maintain or repair any element or item of any Project the operation, maintenance, or repair any element or item of any Project the operation, maintenance, or repair of which becomes uneconomic to the Corporation because of damage or destruction by a cause not within the control of the Corporation, or obsolescence (including economic obsolescence), or change in government standards and regulations, or the termination or transfer by the Corporation of the operation of the electric power generation facilities to which the element or item of the Project is an adjunct. Prior to the transfer by the Corporation of the operation of the electric power generation facilities to which an element or item of the Project is an adjunct, the Corporation, the Authority and the Trustee shall receive an agreement in writing by the transferee that it shall maintain and repair the Projects in the manner prescribed by this Section 3.08.

         SECTION 3.09. Investment of moneys in funds under the Resolution. Any moneys held as part of any fund created under the Resolution shall, at the direction of an Authorized Corporation Representative, be invested or reinvested by the Trustee as provided in Article VII of the Resolution.

         SECTION 3.10. Disposition of Series A Bond Proceeds. The Corporation agrees that it will not submit any requisition pursuant to Section 3.03 hereof which, if paid, would result (upon the expenditure to pay Exempt Costs of the balance of the proceeds of the Bonds on deposit in the Project Fund after payment of such requisition) in less than 90 percent of the Net Proceeds of the Bonds being used to pay Exempt Costs. The Corporation agrees that income on Bond proceeds held in the Project Fund shall, if not transferred to the Bond Fund pursuant to Section 5.02 of the Resolution, be used to pay any item of the Cost of Construction of the Pollution Control Facilities.

         SECTION 3.11. Arbitrage certification with respect to Series A Bonds. The Corporation hereby certifies and represents to the Authority that it is not expected that the proceeds of the Series A Bonds will be used in a manner that would cause the Series A Bonds to be "arbitrage bonds" under Section 103(c) of the Internal Revenue Code of 1954, as amended, Temporary Treasury Regulations section 13.4 and Proposed Treasury Regulations section section 1.103-13 and 1.103-14. To the best of the knowledge and belief of the Corporation, there are no facts, estimates or circumstances that would materially change the foregoing
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conclusion.

                                   ARTICLE IV

                        FIRST MORTGAGE BONDS AND PAYMENTS

         SECTION 4.01. Execution and delivery of First Mortgage Bonds to Trustee. Concurrently with the authentication and delivery by the Authority of any series of the Bonds and in order to evidence the obligation of the Corporation to the Authority to repay the advance of the proceeds of such series of Bonds, the Authority hereby directs the Corporation, and the Corporation hereby agrees, to execute and deliver to the Trustee its First Mortgage Bonds, duly and validly authenticated and issued under the Corporation Indenture, relating to such series of Bonds. Such First Mortgage Bonds shall be in substantially the form included in the Supplemental Corporation Indenture and shall:

         (a) be in an aggregate principal amount equal to the aggregate principal amount of the Bonds then being authenticated and delivered (the "related Bonds");

         (b) provide for payments of interest equal to the payments of interest on the related Bonds;

         (c) require payments of principal, or principal plus a premium, if any, equal to the payments required to be made on the related Bonds;

         (d) contain redemption provisions, including premium, if any, or provisions with respect to amortization of principal, together with premium, if any, identical to the redemption or amortization provisions of the related Bonds; and

         (e) require that all payments of principal, premium, if any, and interest on the First Mortgage Bonds be made to the Trustee in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and that each such payment be made on or before the due date for the corresponding payment on the related Bonds.

         The Corporation shall receive a credit against its obligation to pay the principal of and premium, if any, and interest on, as the case may be, the Series A First Mortgage Bonds as provided in Section 15.07 of the Resolution.

         SECTION 4.02. Prepayment to redeem Bonds. Whenever any series of the Bonds is redeemable in whole or in part, the Authority will redeem the same at the written direction of an Authorized Corporation Representative, and the Corporation will pay, as a prepayment of the amount due on the First Mortgage Bonds corresponding to such series of the Bonds, an amount equal to the total cost of such redemption, less the amount, if any, in the Bond Fund on the date fixed for such redemption and available and designated for such redemption payment.
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         SECTION 4.03. Obligation for payment absolute; deficiencies. The
Corporation agrees that its obligation to make the First Mortgage Bond Payments at the times and in the amounts provided in the First Mortgage Bonds shall be absolute, irrevocable and unconditional and shall not be subject to any defense (other than payment) or any right of setoff, counterclaim or recoupment for any reason, including, without limitation, the unenforceability (because of judicial decision or otherwise) or the impossibility of performance of the First Mortgage Bond obligations, or any breach by the Authority of any obligation to the Corporation, whether under this Participation Agreement or otherwise, or inaccuracy of any representation by the Authority to the Corporation under this Participation Agreement, or any indebtedness or liability at any time owing to the Corporation by the Authority or any failure to complete any Project, or the destruction by fire or other casualty of any Project or any portion thereof, or the taking of title thereto or the use thereof by the exercise of the power of eminent domain, provided, however, that the foregoing shall not be deemed to be a waiver of any right of recourse the Corporation may have against the Authority. If for any reason First Mortgage Bond Payments, together with other moneys held by the Trustee and then available for such purpose, would not be sufficient to make the corresponding payments of principal (including sinking fund installments) of and premium, if any, either at maturity, upon redemption, by declaration or otherwise and interest on, the Bonds when such payments are due, the Corporation will pay the amounts required from time to time to make up any such deficiency.

         SECTION 4.04. Administration Fees; expenses, etc. In order to defray a portion of the expenses incurred by the Authority in conducting and administering its programs for the acquisition and construction of pollution control facilities and the development of advanced technologies, the Corporation shall pay to the Authority Administration Fees in the following amounts and on the following dates:

         (a) On the date of authentication and delivery of the Series A Bonds to the initial purchasers, $22,500; and

         (b) On the date of authentication and delivery of the Series A Bonds, and on June 1 of each year thereafter so long as any Series A Bonds are outstanding, the sum of $2,500.

         In addition to such Administration Fees, the Corporation will pay or reimburse the Authority upon its request for all reasonable expenses, disbursements and advances incurred or made by the Authority (including printing costs and the reasonable fees, expenses and disbursements of its counsel and bond counsel) in connection with (i) the issuance, exchange, registration or transfer of the Bonds, the temporary Bonds, Additional Bonds or Bonds representing the unredeemed portion of Bonds called for redemption; (ii) the performance of Sections 4.02, 4.03, 9.02, 9.03, 9.04 and 9.05 of the Resolution;
(iii) the obtaining and furnishing of information or advice to the Trustee pursuant to Section 11.04 of the Resolution; (iv) the appointment of successor Trustees, Paying Agents and successor Paying Agents; (v) the execution and delivery of Supplemental Participation Agreements; (vi) the adoption of resolutions supplementing or amending the Resolution;
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                                       12

and (vii) the release of the Resolution pursuant to Section 14.01 thereof.

         SECTION 4.05. Compensation of Trustee and Paying Agents. The Corporation agrees to pay to the Trustee until the principal of and premium, if any, and interest on the Bonds shall have been fully paid: (i) an amount equal to the initial or acceptance fee of the Trustee and the annual fee of the Trustee for its ordinary and reasonable services rendered and its ordinary and reasonable expenses incurred as Trustee under the Resolution, as and when the same become due; (ii) reasonable fees and charges of the Trustee, as Bond Registrar, and any Paying Agent, as provided in the Resolution, as and when the same become due; and (iii) the reasonable fees and charges of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Resolution, as and when the same become due, provided that the Corporation will not be required to pay for any such extraordinary services or extraordinary expenses so long as it is contesting the same in good faith.

         SECTION 4.06. Projects not security for Bonds. It is expressly recognized by the parties that the Projects will not constitute any part of the security for the Bonds, except to the extent that Project A is subject to the lien of the Corporation Indenture for the benefit of the holders of all of the Corporation's first mortgage bonds, including the Series A First Mortgage Bonds. The principal security for the Bonds shall be the First Mortgage Bonds and the absolute, irrevocable and unconditional obligation of the Corporation to make the First Mortgage Bond Payments.

         SECTION 4.07. Payment of taxes and assessments; no liens or charges. The Corporation will (a) pay, when the same shall become due, all taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, imposed, levied or assessed by the Federal, state or any municipal government upon the Authority or the Trustee in respect of any payments (other than payments made pursuant to Sections 4.04 and 4.05) made or to be made pursuant to this Participation Agreement or the First Mortgage Bonds, and (b) pay or cause to be discharged, within sixty (60) days after the same shall accrue, any lien or charge upon any such payment made or to be made under this Participation Agreement, provided that the Corporation shall not be required to pay any such tax or assessment so long as (i) the Corporation at its expense contests by appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application of any such tax, assessment or charge, (ii) such proceedings shall have the effect of suspending the collection thereof from the Authority and the Trustee, and (iii) the Corporation shall indemnify and hold the Authority and the Trustee harmless from any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursements), judgments and liabilities arising in respect of such tax, assessment or charge and the nonpayment thereof.

         SECTION 4.08. Indemnification of Authority and Trustee. Any obligation of the Authority created by or arising out of this Participation Agreement shall be a limited obligation of the Authority, payable solely from the First Mortgage Bond Payments and any other funds held by the Trustee under the Resolution and available for such payment, and shall not constitute an indebtedness of or a charge against the general credit of the Authority and shall not constitute or give rise to any pecuniary liability of the Authority; nevertheless, if the Authority shall incur any such pecuniary liability, then in such event the Corporation shall indemnify and hold the Authority harmless by reason thereof. The Corporation releases the Authority and the Trustee from, agrees that the Authority and the Trustee shall not be liable for, and agrees to indemnify and hold the Authority and the Trustee harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever arising out of the construction or operation of any Project. The Corporation agrees to indemnify and hold the Authority, its members, officers and employees and the Trustee harmless from any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursements), judgments and liabilities incurred by it or them, as the case may be, in connection with any action, suit or proceeding instituted or threatened in connection with the transactions contemplated by this Participation Agreement so long as it or they, as the case may be, have acted in good faith to carry out the transactions contemplated by this Participation Agreement.

         SECTION 4.09. Corporation to pay attorneys' fees and disbursements. If the Corporation shall default under any of the provisions of this Participation Agreement and the Authority or the Trustee or both shall employ attorneys or incur other expenses for the collection of payments due under this Participation Agreement or for the enforcement of performance or observance of any obligation or agreement on the part of the Corporation contained in this Participation Agreement, the Corporation will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable disbursements so incurred.

         SECTION 4.10. No abatement of Administration Fees and other charges. It is understood and agreed that so long as any Bonds are outstanding under the Resolution, Administration Fees and other charges payable to the Authority pursuant to this Participation Agreement shall continued to be payable at the times and in the amounts herein specified, whether or not any Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto or the use thereof shall have been taken by the exercise of the power of eminent domain and that there shall be no abatement of any such Administration Fees and other charges by reason thereof.

         SECTION 4.11. Prepayment of First Mortgage Bonds. The Corporation shall not prepay any First Mortgage Bonds or any portion thereof except in connection with a permitted redemption or repurchase prior to maturity of all or a portion of the related Bonds or pursuant to Article XIV of the Resolution.

                                    ARTICLE V

                                SPECIAL COVENANTS

         SECTION 5.01. No warranty as to suitability of Projects. The Authority makes no warranty, either express or implied, with respect to actual or designed capacity of any Project, as to the suitability of any Project for the purposes specified in this Participation Agreement, as to the condition of any Project, or that any Project will be suitable for the Corporation's purposes or needs.

         SECTION 5.02. Authority's right to inspect Projects and plans and specifications. The Authority shall have the right at all reasonable times to examine and inspect the Projects and, to the extent reasonably available, the plans and specifications therefor.

         SECTION 5.03. Corporation consent to amendment of Resolution. The Authority shall not adopt any resolution supplemental to or amendatory of the Resolution which affects the rights or obligations of the Corporation without the prior consent of the Corporation as evidenced by a certificate in writing signed by an Authorized Corporation Representative.

         SECTION 5.04. Tax Status of Bonds. The Corporation shall not use or direct the use of moneys from the Project Fund or take or permit to be taken any other action over which it exercises control, which use or other action would result in interest on any of the Bonds being included in the gross income, as defined in Section 61 of the Internal Revenue Code of 1954, as amended ("the Code"), of a holder or holders of any of the Bonds (other than a holder who is a "substantial user" or a "related person" within the meaning of Section 103(b)(7) of the Code and the applicable regulations thereunder).

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Disposition of amounts after payment of Bonds. Any amounts remaining in the funds created under the Resolution after payment in full of principal of and premium, if any, and interest on all the Bonds, or provision for payment thereof having been made in accordance with the provisions of the Resolution, and payment of all the fees, charges and expenses of the Authority, the Trustee and Paying Agents in accordance with the Resolution and this Participation Agreement, shall belong to and be paid to the Corporation by the Trustee in accordance with the provisions of the Resolution.

         SECTION 6.02. Notices. All notices, certificates, requests or other communications between the Authority, the Corporation and the Trustee required to be given under this Participation Agreement or under the Resolution shall be sufficiently given and shall be deemed given when delivered or mailed by first class mail, postage prepaid, addressed as follows: if to the Authority, at 230 Park Avenue, New York, New York 10017, Attention: General Counsel; if to the Corporation, at 284 South Avenue, Poughkeepsie, New York 12602, Attention:
Treasurer; and if to the Trustee, at 40 Wall Street, New York, New York 10015,
Attention: Corporate Trust Department. A duplicate copy of each notice, certificate, request or other communication given hereunder to the

Authority, the Corporation or the Trustee shall also be given to the others. The Corporation, the Authority and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 6.03. Successors and assigns. This Participation Agreement shall inure to the benefit of and shall be binding upon the Authority, the Corporation and their respective successors and assigns.

         SECTION 6.04. Amendment of Participation Agreement. This Participation Agreement may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of the Series A Bonds, upon compliance with the provisions of Sections 4.02 and 4.03 of the Resolution.

         SECTION 6.05. Assignment by Authority. The Authority shall assign its rights under and interest in this Participation Agreement (except the rights and interest of the Authority under Article III and Sections 4.04, 4.08, 4.09, 4.10, and 4.11), subject to the provisions of this Participation Agreement relating to the amendment thereof, to the Trustee pursuant to the Resolution, as security for payment of the principal of and premium, if any, and interest on the Bonds but such assignment shall be subject to the provisions of this Participation Agreement. In addition, the Trustee shall have the same power as the Authority to enforce from time to time the rights of the Authority set forth in Article III, subject to the provisions of this Participation Agreement relating to the amendment hereof. Except as provided in this Section 6.05, the Authority will not sell, assign, transfer, convey or otherwise dispose of its interest in this Participation Agreement during the term of this Participation Agreement.

         SECTION 6.06. Participation Agreement supersedes any prior agreements. This Participation Agreement supersedes any other prior agreement or understanding, written or oral, between the parties.

         SECTION 6.07. Counterparts. This Participation Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Participation Agreement.

         SECTION 6.08. Severability. If any clause, provision or section of this Participation Agreement is held illegal, invalid or unenforceable by any court or administrative body, such Participation Agreement shall be construed and enforced as if such illegal or invalid or unenforceable clause, provision or section had not been contained in this Participation Agreement. In case any agreement or obligation contained in this Participation Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Corporation, as the case may be, to the full extent permitted by law.

         SECTION 6.09. New York law to govern. The laws of the State of New York shall govern the construction of this Participation Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first written above.

                                             NEW YORK STATE ENERGY RESEARCH
                                             AND DEVELOPMENT AUTHORITY


                                             By:     /s/ N. RICHARD WERTHAMER
                                                 -------------------------------
(Seal)                                               Chairman
Attest:  ARTHUR I. WEINSTEIN
           Ass't. Secretary


                                             CENTRAL HUDSON GAS & ELECTRIC
                                             CORPORATION


                                             By:     /s/ L. WALLACE CROSS
                                                 -------------------------------
(Seal)                                               Vice President
Attest:  JOSEPH F. FURLONG
             Secretary

                                    EXHIBIT A

(To Participation Agreement dated as of June 1, 1977 between New York State Energy Research and Development Authority and Central Hudson Gas & Electric Corporation)

                            DESCRIPTION OF PROJECT A
                          POLLUTION CONTROL FACILITIES

         The Project A Pollution Control Facilities consist of certain air and water pollution control facilities and sewage and solid waste disposal facilities which, together with other facilities, have been constructed at the Roseton Electric Generating Plant (owned, as tenants in common, by the Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation) and at the Corporation's Danskammer Electric Generating Plant. Both such Plants are located in Orange County, New York, in the Corporation's franchise area.

ROSETON PLANT

         Dust Collection and Fly Ash Reinjection System. This system is designed to remove fly ash from boiler exhaust gases and reinject the ash into the boiler for burning. The dust collector on each boiler consists of a structural foundation, a support structure, casing inlet and outlet duct connections, internal dust and gas separating elements, dust collector hoppers, internal flow dividers, hopper level sensors, hopper outlet valving and interlocking, and automatic control and sequencing equipment for continual removal of residue collected in the hoppers. The fly ash reinjection system on each boiler consists of a transport piping system from the dust collector hoppers to the boiler, motor driven air blowers and air heaters to supply hot transport air, controls and instrumentation for motors and heaters, and associated electrical and pneumatic equipment.

         Waste Water Treatment System. The facilities are designed to remove pollutants from the process discharge water and consist of lift stations, a gravity transport line to the waste treatment area, four waste water treatment, settling and neutralizing basins, transfer pumps, piping, chemical injectors, skimming and final settling facilities, and associated pumps, piping, controls, instrumentation and electrical equipment.

         Sewage Treatment System. The sewage treatment system is designed to treat raw sanitary sewage and consists of a lift station, gravity transport line, wet wells, a package type sewage treatment plant equipped with aerating blowers, skimmer, electrical controllers and instrumentation, and associated piping, pumps, chemical feeders and other controls.

         Fuel Oil Spill Control Facilities. The fuel oil spill control equipment is designed to prevent spilled oil from contaminating the Hudson River and consists of a floating boom used to encircle fuel ships and barges during unloading, a motorboat to tow the boom into place, oil separating and monitoring pits for drainage from fuel oil storage tank areas, and welded steel envelopes around storage tanks. A sheet piling baffle extending from above the river water surface to the river bottom encloses the outlet of the storm and storage tank farm drain to entrap any oil which may escape from anywhere on the plant property.

DANSKAMMER PLANT

         Waste Water Treatment Facilities. The facilities are designed to remove pollutants from the process discharge water. The treatment plant consists of three basins for settlement of solids and equalization of pH, pumps, piping, controls and instrumentation.

                                    EXHIBIT B

(To Participation Agreement dated as of June 1, 1977 between New York State Energy Research and Development Authority and Central Hudson Gas & Electric Corporation)

                    DESCRIPTION OF OTHER PROJECT A FACILITIES

         The Other Project A Facilities consist of facilities of the Corporation which are required by the public interest in development, health, recreation, safety, conservation of natural resources or aesthetics and which have been constructed at the Roseton Electric Generating Plant (owned by the Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation) and at the Corporation's Danskammer Electric Generating Plant. Both such Plants are located in Orange County, New York, in the Corporation's franchise area.

ROSETON PLANT

         Smoke Density Meters. These meters will measure the opacity of stack gases in order to indicate the presence of abnormal boiler burning conditions which could lead to unacceptable emissions to the atmosphere.

         Yard Drainage System, Fuel Oil Trench and Oil Tank Berm. The yard drainage system is designed to collect drainage water and channel it to the Hudson River after any contaminant oil has been separated from the drainage flow. The fuel oil drainage trench serves to trap any leaks from sunken oil pipelines and thus prevents the seepage of oil into underground water streams. The oil tank berm is designed to contain spillage from the Roseton Plant's fuel oil storage tanks.

DANSKAMMER PLANT

         Fly Ash Reinjection System. The system will serve to collect fly ash precipitated out of the furnace vent stream and reinject the collected ash into the furnace chamber. It will consist of positive displacement air blowers, air heaters and associated valves and piping.

         Stack Testing Platforms. These platforms, which gird the plant stacks at the level of the stack testing ports, are required in order to facilitate testing periodically required by the New York State Department of Environmental Conservation to check compliance with the Department's emission standards.

         Oil Spill Containment System. This system is composed of a boom and launch that serve to contain and collect oil spills in the Hudson River.